UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  July 29, 2010

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone St.
Aberdeen, Washington 98520-5244
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Pacific Financial Corporation ("Pacific") is furnishing information in accordance with Regulation FD regarding its financial results for the six months ended June 30, 2010.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in any such filing.

Pacific's net income for the three and six months ended June 30, 2010, was $503,000, and $1,137,000, respectively, compared to a net loss of $2,265,000 and $2,579,000 for the three and six month periods ended June 30, 2009.  The improvement was primarily related to an increase in net interest income and a decrease in provision for credit losses.  Net interest margin increased to 3.89% for the six months ended June 30, 2010 compared to 3.58% for the same period of the prior year.  Provision for credit losses was $2,000,000, down from $5,374,000 a year ago.  The decrease in provision for credit losses is due to an improvement in asset quality as evidenced by a decrease in non-performing loans to $10,596,000 at June 30, 2010 compared to $18,949,000 at June 30, 2009.  Non-performing assets totaled $17,531,000, or 2.26% of total assets, at June 30, 2010 compared to $29,934,000, or 4.47% of total assets, at June 30, 2009.

Net interest income for the six months ended June 30, 2010, increased $764,000 to $11,382,000 compared to the same period of the prior year.  The increase is primarily the result of improvement in funding costs which reflects a decrease in rates paid on certificates of deposits.  Additionally, as non-performing loans decline the reversal of interest income from non-accrual loans also declines.

Non-interest income decreased $343,000 to $4,186,000 for the six months ended June 30, 2010, compared to the same period of the prior year, reflecting a reduction in income from loan sales due to a decrease in the volume of loans sold in the secondary market.  The volume in 2009 was higher than historical amounts due to exceptionally low mortgage rates and government incentive programs.  Non-interest expense decreased $2,163,000 to $12,589,000 for the six months ended June 30, 2010.  The decreases are primarily related to decreases in salary and employee benefits costs and other real estate owned (“OREO”) write-downs.  OREO write-downs for the six months ended June 30, 2010 totaled $491,000 compared to $2,517,000 in the same period of the prior year.

Total assets decreased 4.2% to $640.5 million at June 30, 2010, compared to $668.6 million at December 31, 2009.  The decrease is mostly attributable to planned decreases in certificates of deposits which were funded from interest bearing deposits and fed funds sold.  Total loans, including loans held for sale, were $481.8 million at June 30, 2010, down from $494.6 million at year-end 2009.  The decrease in loans is due to continued reduction in construction and development loans of $9 million, and the sale of government guaranteed loans.  During the second quarter of 2010, the Company sold approximately $5 million in government guaranteed loans for a gain on sale of $210,000.  The ratio of the allowance for credit losses to total loans outstanding was 2.39%, 2.30% and 2.12%, at June 30, 2010, December 31, 2009 and June 30, 2009, respectively.

Capital ratios continue to exceed regulatory requirements for well-capitalized institutions.  Tier 1 leverage and total risk based capital ratios at June 30, 2010 for the Company’s subsidiary, Bank of the Pacific, were 9.64% and 14.31%, respectively, compared to 9.03% and 13.07% at December 31, 2009, respectively.

Pacific's unaudited consolidated balance sheets at June 30, 2010 and December 31, 2009, unaudited consolidated statements of operations for the three and six months ended June 30, 2010 and 2009, and selected performance ratios for the six months ended June 30, 2010 and 2009, follow.

PACIFIC FINANCIAL CORPORATION Condensed Consolidated Balance Sheets June 30, 2010 and December 31, 2009 (Dollars in thousands) (Unaudited)

	June 30, 2010	December 31, 2009
Assets
Cash and due from banks	$11,202	$12,836
Interest bearing deposits in banks	39,680	35,068
Federal funds sold	- -	5,000
Investment securities available-for-sale (amortized cost of
$42,495 and $54,981)	42,198	53,677
Investment securities held-to-maturity (fair value of $6,791
and $7,594)	6,641	7,449
Federal Home Loan Bank stock, at cost	3,182	3,182
Loans held for sale	12,252	12,389

Loans	469,578	482,246
Allowance for credit losses	11,244	11,092
Loans, net	458,334	471,154

Premises and equipment	15,547	15,914
Other real estate owned	6,536	6,665
Accrued interest receivable	2,398	2,537
Cash surrender value of life insurance	16,472	16,207
Goodwill	11,282	11,282
Other intangible assets	1,375	1,445
Other assets	13,352	13,821

Total assets

$

640,451

$

668,626

Liabilities and Shareholders' Equity

Deposits:
Demand, non-interest bearing	$81,716	$86,046
Savings and interest-bearing demand	234,207	229,281
Time, interest-bearing	222,892	252,368
Total deposits	538,815	567,695

Accrued interest payable	1,188	1,125
Secured borrowings	952	977
Short-term borrowings	4,500	4,500
Long-term borrowings	19,500	21,000
Junior subordinated debentures	13,403	13,403
Other liabilities	2,582	2,277
Total liabilities	580,940	610,977

Shareholders' Equity

Common Stock (par value $1); 25,000,000 shares authorized; 10,121,853 shares issued and outstanding at June 30, 2010 and December 31, 2009	10,122	10,122
Additional paid-in capital	41,293	41,270
Retained earnings	8,736	7,599
Accumulated other comprehensive loss	(640)	(1,342)
Total shareholders' equity	59,511	57,649

Total liabilities and shareholders' equity

$

640,451

		$668,626

PACIFIC FINANCIAL CORPORATION Condensed Consolidated Statements of Income Three and six months ended June 30, 2010 and 2009 (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Interest and dividend income
Loans	$7,179	$7,454	$14,413	$14,977
Investment securities and FHLB dividends	551	718	1,210	1,473
Deposits with banks and federal funds sold	26	22	63	28
Total interest and dividend income	7,756	8,194	15,686	16,478

Interest Expense
Deposits	1,708	2,556	3,568	4,841
Other borrowings	368	488	736	1,019
Total interest expense	2,076	3,044	4,304	5,860

Net Interest Income	5,680	5,150	11,382	10,618
Provision for credit losses	1,200	3,587	2,000	5,374
Net interest income after provision for credit losses	4,480	1,563	9,382	5,244

Non-interest Income
Service charges on deposits	514	405	874	822
Gain on sales of other real estate owned	229	- -	254	- -
Gain on sales of loans held for sale	1,105	1,382	1,849	2,577
Gain on sales of investments available-for-sale	173	- -	402	303
Earnings on bank owned life insurance	134	118	265	241
Other operating income	301	349	542	586
Total non-interest income	2,456	2,254	4,186	4,529

Non-interest Expense
Salaries and employee benefits	3,298	3,489	6,535	6,949
Occupancy and equipment	682	670	1,374	1,326
Other real estate owned write-downs	343	1,734	491	2,517
Other real estate owned operating costs	137	92	259	147
Professional services	183	227	378	405
FDIC and State assessments	343	443	711	623
Data processing	243	301	557	548
Other	1,278	1,174	2,284	2,237
Total non-interest expense	6,507	8,130	12,589	14,752

Income (loss) before income taxes	429	(4,313)	979	(4,979)
Provision (benefit) for income taxes	(74)	(2,048)	(158)	(2,400)
Net Income (Loss)	$503	$(2,265)	$1,137	$(2,579)

Earnings (loss) per common share:
Basic	$0.05	$(0.31)	$0.11	$(0.35)
Diluted	0.05	(0.31)	0.11	(0.35)
Weighted Average shares outstanding:
Basic	10,121,853	7,335,496	10,121,853	7,284,984
Diluted	10,121,853	7,335,496	10,121,853	7,284,984

PACIFIC FINANCIAL CORPORATION
Selected Performance Ratios

	Six months ended June 30,
	2010	2009

Net interest margin (1)	3.89%	3.58%
Efficiency ratio (2)	80.86%	97.39%
Return on average assets	0.35%	(0.79%)
Return on average common equity	3.92%	(10.31%)

	As of Period End
	June 30, 2010	December 31, 2009

Book value per common share	$5.88	$5.70
Tangible book vale per common share (3)	$4.63	$4.44

Tier 1 Leverage Ratio	9.64%	9.03%
Tier 1 Risk Based Capital Ratio	13.05%	11.81%
Total Risk Based Capital Ratio	14.31%	13.07%

(1)     Net interest income divided by average earnings assets.

(2)     Non interest expense divided by the sum of net interest income and non interest income.

(3)     Total shareholders’ equity less intangibles divided by shares outstanding.

SUMMARY OF NON-PERFORMING ASSETS (in thousands)		June 30, 2010	December 31, 2009	June 30, 2009

Accruing loans past due 90 days or more	$	- -	$547	$1,778
Restructured loans		- -	- -	- -
Non-accrual loans		10,596	15,647	17,171
Total non-performing loans		10,596	16,194	18,949

Other real estate owned and repossessions		6,935	6,665	10,985
TOTAL non-performing assets		$17,531	$22,859	$29,934

Non-performing loans to total loans (4)		2.26%	3.36%	3.94%
Non-performing assets to total assets		2.74%	3.42%	4.47%
Allowance for loan losses to non-performing loans		106.12%	68.49%	53.84%
Allowance for loan losses to total loans (4)		2.39%	2.30%	2.12%

(4)     Excludes loans held for sale.

Loan Composition (in thousands)	June 30, 2010	December 31, 2009

Commercial and industrial	$92,685	$93,125
Real estate:
Construction, land development and other land loans	56,246	64,812
Residential 1-4 family	93,736	91,821
Multi-family	8,058	8,605
Commercial real estate – owner occupied	104,300	105,663
Commercial real estate – non owner occupied	97,096	99,521
Farmland	21,418	22,824
Consumer	9,044	9,145
Less unearned income	(753)	(881)
Total Loans (5)	$481,830	$494,635

(5)     Includes loans held for sale.

Deposit Composition (in thousands)	June 30, 2010	December 31, 2009

Non-interest bearing demand	$81,716	$86,046
Interest bearing demand	102,366	91,968
Money market deposits	82,606	86,260
Savings deposits	49,235	51,053
Time deposits	222,892	252,368
Total deposits	$538,815	$567,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: July 29, 2010	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer